HOLLYER BRADY SMITH & HINES LLP
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     January 28, 2001


To the Trustees of Churchill Cash Reserves Trust

     We consent to the incorporation by reference into post-effective amendment No. 20 under the 1940 Act of our opinion dated January 23, 1997.


                         Hollyer Brady Smith & Hines LLP

                         /s/ W.L.D. Barrett

                         by__________________________
                                 Partner